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                            SMITH INTERNATIONAL, INC.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 24, 2002
                                 DATE OF REPORT
                        (Date of earliest event reported)



                            SMITH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                1-8514                    95-3822631
(State or other jurisdiction of                 (Commission              (I.R.S. Employer
incorporation or organization)                  File Number)            Identification No.)


                      411 N. SAM HOUSTON PARKWAY, SUITE 600
                                 HOUSTON, TEXAS
                    (Address of principal executive offices)


                                      77060
                                   (Zip Code)


                                 (281) 443-3370
              (Registrant's telephone number, including area code)



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ITEM 5: OTHER EVENTS

         On June 6, 2002, the Company announced that its Board of Directors has declared a 2-for-1 stock split to be effected in the form of a stock dividend.
Shareholders of record on June 20, 2002, are entitled to one additional share of common stock for each share held on that date. The Company's transfer agent is to distribute the stock dividend on or about July 8, 2002. Pursuant to Section
12 of the Rights Agreement by and between the Company and First Chicago Trust
Company of New York (the "Rights Agent") dated as of June 20, 2000, the Company is required to file with the Rights Agent, its transfer agent and the Securities and Exchange Commission a certificate setting forth the nature of any adjustment to the Rights Agreement as a result of the stock split. A copy of the form of Certificate of Adjusted Purchase Price or Number of Shares dated June 21, 2002 is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired

                  Not applicable.

         (b)      Pro forma financial information

                  Not applicable.

         (c)      Exhibits

                  99.1     Certificate of Adjusted Purchase Price or Number of
                           Shares dated June 21, 2002.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SMITH INTERNATIONAL, INC.


                                        /s/ NEAL S. SUTTON
                                        ------------------

                                   By:  Neal S. Sutton
                                        Senior Vice President - Administration,
                                        General Counsel and Secretary

Date:  June 24, 2002




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                                  EXHIBIT INDEX




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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99.1             Certificate of Adjusted Purchase Price or Number of Shares
                  dated June 21, 2002.